Exhibit 99.2

SMCB Solutions Private Limited

1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Shareholders of SMCB Solutions Private Limited

Opinion on the Financial Statements

We have audited the accompanying balance sheets of SMCB Solutions Private Limited (the “Company”) as of March 31, 2025 and 2024, and the related statements of operations and comprehensive income (loss), shareholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2025 and 2024, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations, has a working capital deficiency, and accumulated deficit that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2025.

/s/ Berkowitz Pollack Brant, Advisors + CPAs

New York, New York

October 3, 2025

2

SMCB Solutions Private Limited

BALANCE SHEETS

(Amounts rounded to the nearest thousands)

	As of March 31,
	2025	2024
ASSETS
Current Assets
Cash	$336,000	$49,000
Accounts receivable, net of allowance for expected credit losses of $8,000 and $7,000, respectively	597,000	289,000
Prepaid expenses and other current assets	253,000	157,000
Total Current Assets	1,186,000	495,000

Property and equipment, net	9,000	11,000
Total Assets	$1,195,000	$506,000

Liabilities and Shareholders’ Equity / (Deficit)
Current Liabilities
Accounts payable	$284,000	$687,000
Interest payable to related party	27,000	-
Accrued compensation and related benefits	6,000	19,000
Note payable to related party	1,640,000	-
Other current liabilities	580,000	292,000
Total Current Liabilities	2,537,000	998,000

Other Liabilities
Long-term provision for employee benefits, net of current portion	89,000	61,000
Total Liabilities	2,626,000	1,059,000

Commitments and Contengencies

Shareholders’ Equity / (Deficit)
Equity shares $0.10 par value; 10,000 shares authorized; 10,000 shares issued and outstanding at March 31, 2025 and 2024	1,000	1,000
Additional paid-in capital	-	-
Accumulated other comprehensive income	13,000	1,000
Accumulated deficit	(1,445,000)	(555,000)
Total Shareholders’ Equity / (Deficit)	(1,431,000)	(553,000)

Total Liabilities and Shareholders’ Equity / (Deficit)	$1,195,000	$506,000

See notes to financial statements.

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SMCB Solutions Private Limited

STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME / (LOSS)

(Amounts rounded to the nearest thousands)

	For the Years Ended March 31,
	2025	2024

Net Sales	$2,653,000	$1,669,000

Cost of Sales	2,681,000	1,597,000

Gross (Loss) Profit	(28,000)	72,000

Operating Expenses
Salary and benefits	665,000	623,000
General and administrative	117,000	116,000
Depreciation	9,000	8,000
Total Operating Expenses	791,000	747,000

Loss from Operations	(819,000)	(675,000)

Other Expense, net
Other income	1,000	-
Other expense	(38,000)	(2,000)
Interest expense	(34,000)	-
Total Other Expense, net	(71,000)	(2,000)

Net Loss Before Income Taxes	(890,000)	(677,000)

Income tax (benefit) expense	-	13,000

Net Loss	(890,000)	(690,000)

Other Comprehensive Income / (Loss)
Foreign currency translation adjustment	12,000	(3,000)

Total Comprehensive Loss	$(878,000)	$(693,000)

See notes to financial statements.

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SMCB Solutions Private Limited

 STATEMENTS OF SHAREHOLDERS’ EQUITY / (DEFICIT)

For the Years Ended March 31, 2025 and 2024

(Amounts rounded to the nearest thousands, except share amounts)

	Equity		Accumulated Earnings /	Accumulated Other Comprehensive	Total Shareholders’ Equity /
	Shares	Amount	(Deficit)	Income / (Loss)	(Deficit)
Balance at April 1, 2023	10,000	$1,000	$135,000	$4,000	$140,000
Foreign currency translation adjustment	-	-	-	(3,000)	(3,000)
Net loss	-	-	(690,000)	-	(690,000)
Balance at March 31, 2024	10,000	$1,000	$(555,000)	$1,000	$(553,000)

Foreign currency translation adjustment	-	-	-	12,000	12,000
Net loss	-	-	(890,000)	-	(890,000)
Balance at March 31, 2025	10,000	$1,000	$(1,445,000)	$13,000	$(1,431,000)

See notes to financial statements.

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SMCB Solutions Private Limited

STATEMENTS OF CASH FLOWS

(Amounts rounded to the nearest thousands)

	For the Years Ended March 31,
	2025	2024

Cash flows from operating activities
Net loss	$(890,000)	$(690,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for expected credit losses	1,000	7,000
Depreciation	9,000	8,000
Changes in Operating Assets and Liabilities:
Accounts receivable	(309,000)	(178,000)
Prepaid expenses and other current assets	(85,000)	(105,000)
Accounts payable	(403,000)	686,000
Interest payable	27,000	-
Accrued compensation and related benefits	15,000	18,000
Other current liabilities	288,000	195,000
Net cash used in operating activities	(1,347,000)	(59,000)
Cash flows from investing activities
Purchase of property and equipment	(6,000)	(5,000)
Net cash used in investing activities	(6,000)	(5,000)
Cash flows from financing activities
Proceeds from related party debt	1,640,000	-
Net cash provided by financing activities	1,640,000	-

Effect of exchange rate changes on cash	11,000	21,000

Net Change in Cash	298,000	(43,000)

Cash at Beginning of Year	49,000	92,000
Cash at End of Year	$347,000	$49,000

See notes to financial statements.

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SMCB Solutions Private Limited

NOTES TO FINANCIAL STATEMENTS

March 31, 2025 and 2024

(Amounts rounded to the nearest thousands, except share amounts)

NOTE 1 – NATURE OF BUSINESS

SMCB Solutions Private Limited (the “Company”) is a private limited company based in Bangalore, India, that operates an artificial intelligence (“AI”) enabled software logistics and distribution unit - SemiCab (the “SemiCab business”).

On May 2, 2025, through an equity purchase agreement, the Company became a 99.99%-owned subsidiary of SemiCab Holdings, LLC, a Nevada limited liability company (“SemiCab Holdings”), which in turn is an 80%-owned subsidiary of Algorhythm Holdings, Inc., a Delaware corporation (“Algorhythm Holdings”). The Company generates revenue from the performance of freight services for customers in India and the performance of software development and information technology (IT) services for Algorhythm Holdings in the United States of America.

NOTE 2 – LIQUIDITY, GOING CONCERN AND MANAGEMENT PLANS

As of March 31, 2025, the Company’s cash balance was $336,000, which will not be sufficient to fund planned operations for at least one year after the date the financial statements are issued. The Company has recurring losses from operations, an accumulated deficit of $1,445,000, and negative operating cash flow. These factors raise substantial doubt about the Company’s ability to continue as a going concern for at least one year after the date that the Company’s audited financial statements are issued.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Accordingly, the financial statements have been prepared under the assumption that the Company will continue as a going concern and that the realization of assets and satisfaction of liabilities and commitments will continue in the ordinary course of business.

During the past 12 months, the Company has funded its business by obtaining loans from Algorhythm Holdings. The Company plans to continue to finance its business operations by obtaining additional loans from Algorhythm Holdings under a loan agreement that it has with Algorhythm Holdings. The Company has not made any arrangements to obtain additional capital from sources other than Algorhythm Holdings. As of the date of the acquisition, May 2, 2025, a total of $2,140,000 of loans were outstanding under the loan agreement and a total of $360,000 remained available for future borrowings under the loan agreement. The Company can provide no assurance that Algorhythm Holdings will continue to fund its business operations or that alternative forms of financing will be available in an amount or on terms acceptable to the Company, if at all.

In making this assessment, management performed a comprehensive analysis of the Company’s current circumstances, including its financial position, cash flow forecasts, and obligations and debts. Although management has a recent history of obtaining loans from Algorhythm Holdings, the analysis used to determine the Company’s ability to continue as a going concern does not include cash resources outside the Company’s direct control that management expects to be available within the next 12 months.

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SMCB Solutions Private Limited

NOTES TO FINANCIAL STATEMENTS

March 31, 2025 and 2024

(Amounts rounded to the nearest thousands, except share amounts)

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and the rules and regulations of the United States Securities and Exchange Commission (the “SEC”). All amounts have been rounded to the nearest thousands, unless otherwise indicated.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets, liabilities, revenues and expenses. Significant items subject to such estimates and assumptions include, but are not limited to, revenue recognition, allowance for expected credit losses, accounting for income taxes, and obligations related to employee benefits. Management believes that the estimates and judgments upon which it relies, are reasonable based upon information available to the Company at the time that these estimates and judgments were made. Actual results could differ from those estimates.

Cash and Restricted Cash

The Company considers cash to include cash in banks and deposits with financial institutions in India that can be liquidated without prior notice or penalty. Cash is maintained with several financial institutions. Deposits held with banks may exceed the amount of insurance provided on such deposits by Deposit Insurance and Credit Guarantee Corporation for India. Generally, these deposits may be withdrawn upon demand.

In addition, restricted cash held by the Company was $11,000 and $-0- as of March 31, 2025 and 2024, respectively. Restricted cash held by the Company related to fixed deposits that also serve as guarantees. These amounts are segregated and recorded in prepaid expenses and other current assets of the balance sheets.

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SMCB Solutions Private Limited

NOTES TO FINANCIAL STATEMENTS

March 31, 2025 and 2024

(Amounts rounded to the nearest thousands, except share amounts)

Supplemental Cash Flow Information

The following table shows supplemental cash flow information:

	Year Ended March 31,
	2025	2024
Reconciliation of cash and restricted cash
Cash	$336,000	$49,000
Restricted cash included in prepaid expenses and other current assets	11,000	-
	$347,000	$49,000

Supplemental disclosure of cash flow information
Cash paid for income tax	$-	$-
Cash paid for interest	$-	$-

Supplemental disclosure of non-cash financing activities
Settlement of accounts receivable in exchange for debt with related party	$809,000	$-

Accounts Receivable and Allowance for Expected Credit Losses

The Company’s accounts receivable balance is derived from transportation services and digital support provided to customers. As part of this balance, the Company also recognizes revenue earned but not yet invoiced to customers, recorded as unbilled or accrued revenue.

	As of March 31,
	2025	2024
Accounts receivable	$273,000	$32,000
Accounts receivable – related party	-	212,000
Accrued Revenue -- related party	36,000	52,000
Accrued revenue	296,000	-
Allowance for expected credit losses	(8,000)	(7,000)
	$597,000	$289,000

The Company recognizes an allowance for expected credit losses at the time the receivable balance is recorded, based on its estimate of expected credit losses. This estimate is adjusted over the life of the receivable as circumstances evolve. The Company evaluates both specific credit risks and broader portfolio-level trends by considering historical collection experience, current and forecasted economic conditions, and other relevant factors. At each reporting period, the Company records a provision by applying a calculated percentage to the outstanding accounts receivable balance and revises this estimate as necessary. Accounts receivable balances are written-off against the allowance for expected credit losses after all means of collection have been exhausted and the potential for recovery is considered remote.

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SMCB Solutions Private Limited

NOTES TO FINANCIAL STATEMENTS

March 31, 2025 and 2024

(Amounts rounded to the nearest thousands, except share amounts)

On July 13, 2023, the Company entered into a factoring arrangement with Hinduja Leyland Finance Ltd. (HLF), a Non-Banking Financial Company (NBFC) in India, for the purpose of accelerating collections on accounts receivable. Under the agreement, specific receivables are sold to HLF in exchange for upfront payment, subject to fees and terms. The Company terminated this factoring arrangement in March 2024. As of March 31, 2025 and 2024, the net liability relating for factoring activity, included in other current liabilities, was $-0- and $8,000, respectively.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist primarily of cash, accounts receivable and advance payments to vendors. The Company holds cash at financial institutions that the Company believes are high credit quality financial institutions and limits the amount of credit exposure with any one bank and conducts ongoing evaluations of the creditworthiness of the banks with which it does business. These deposits are typically in excess of insured limits.

As of March 31, 2025, and March 31, 2024, there were three and one customers that represented 10% or greater of the Company’s accounts receivable balance, respectively. With respect to the Company’s revenue, there were three customers that each accounted for more than 10% of total revenue for the years ended March 31, 2025, and 2024, respectively.

The following table shows the percentage of revenue and accounts receivable derived from each customer exceeding 10% of the Company’s revenue and accounts receivable, respectively:

	Revenue		Accounts Receivable
Major Customers	Year Ended March 31,		As of March 31,
	2025	2024	2025	2024
Customer 1	38%	31%	(1)		(1)
Customer 2 - Related party	24%	41%	(1)	89%
Customer 3	14%	12%	29%		(1)
Customer 4	(1)	(1)	36%		(1)
Customer 5	(1)	(1)	11%		(1)

(1) Less than 10%

Prepaid Expenses and Other Current Assets

In accordance with U.S. GAAP, prepaid expenses, such as prepaid rent, insurance, or licenses, are reported as assets when payments are made in advance for goods or services to be consumed in future periods. These amounts are amortized over the expected benefit period, typically on a straight-line basis, and adjusted for any impairment or non-refundable portions. Material prepaid balances are classified as current assets based on their expected realization period, with significant judgments or changes in amortization disclosed when relevant.

Advance payments to vendors, including prepay or cash on delivery (COD) arrangements, are recognized as prepaid assets until such goods or services are received. Upon delivery, the amounts are reclassified to the appropriate expense account based on the nature of the transaction. The Company periodically reviews the carrying value of the prepaid expenses and other current assets to determine if any amounts are no longer recoverable and records an expense in the period such determination is made.

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SMCB Solutions Private Limited

NOTES TO FINANCIAL STATEMENTS

March 31, 2025 and 2024

(Amounts rounded to the nearest thousands, except share amounts)

Related Party Transactions

In compliance with U.S. GAAP, the Company discloses material related party transactions, including the nature of such relationships, where they may impact the Company’s understanding of the financial position, results of operations, or cash flows. These include dealings with affiliates, principal owners, management, and their immediate families. The Company identifies and discloses the nature of the relationship, terms of the transactions, and any outstanding balances. Transactions are not presumed to be at arm’s length and must be substantiated if claimed as such. Disclosure is made when the relationship or transaction could impact the understanding of the Company’s financial position or results of operations.

The Company provides monthly technical support and development services to its related party, SemiCab, Inc., a U.S. based freight services provider. The revenue generated is accrued and recognized when earned. As of March 31, 2025 and 2024, the Company’s related party revenue was $666,000 and $674,000, respectively.

Foreign Currency

The functional currency of the Company is the Indian Rupee. The financial statements of the Company were translated into United States dollars in accordance with Accounting Standards Codification (“ASC 830”), Foreign Currency Matters. Assets and liabilities are translated at the exchange rate on the balance sheet date, while revenues, expenses, and cash flows use average rates over each reporting periods. Equity components are translated at historical rates. Transaction gains and losses arising from exchange rate differences are recognized in the statements of operations and comprehensive income / (loss). Translation adjustments are included in accumulated other comprehensive income / (loss) within shareholders’ deficit in the Company’s balance sheets. As cash flow translations use average rates, related balances may differ from changes reported on the balance sheets.

Property and Equipment, Net

Property and equipment is stated at cost, less accumulated depreciation. Expenditures for repairs and maintenance are charged to expense as incurred. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to their estimated useful lives using straight-line method.

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SMCB Solutions Private Limited

NOTES TO FINANCIAL STATEMENTS

March 31, 2025 and 2024

(Amounts rounded to the nearest thousands, except share amounts)

Leases

The Company determines if an arrangement contains a lease at the inception of a contract. Right-of-use (“ROU”) assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets and lease liabilities are recognized at the commencement date. The liability is equal to the present value of the remaining minimum lease payments. The asset is based on the liability, subject to certain adjustments. Operating leases result in straight-line expense (similar to operating leases under the prior accounting standard) while finance leases result in a front-loaded expense pattern (similar to capital leases under the prior accounting standard). As the interest rate implicit in the Company’s operating leases is not readily determinable, the Company utilizes its incremental borrowing rate to discount the lease payments. The Company utilizes the implicit rate for its finance leases. When lease terms are 12 months or less and meet the criteria for short-term lease classification, no ROU asset or lease liability are recognized.

Long Lived Assets

The Company reviews long-lived assets for impairment in accordance with ASC Topic 360, Property, Plant and Equipment (“ASC 360”). The Company reviews long-lived assets for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets might not be recoverable. Factors that the Company considers in deciding when to perform an impairment review include significant underperformance of the business in relation to expectations, significant negative industry or economic trends, and significant changes or planned changes in the use of the assets. If an impairment review is performed to evaluate a long-lived asset for recoverability, the Company compares forecasts of undiscounted cash flows expected to result from the use and eventual disposition of the asset to its carrying value. An impairment loss is recognized when the estimated undiscounted future cash flows expected to result from the use of the asset is less than its carrying amount. The impairment loss would be based on the excess of the carrying value of the impaired asset over its fair value, determined based on discounted cash flows. The Company had no impairment loss related to long-lived assets for the years ended March 31, 2025 and 2024.

Fair Value Measurements

In accordance with ASC 820, Fair Value Measurements and Disclosures, fair value is defined as the exit price, or the amount that would be received for the sale of an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date.

The guidance also establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs include those that market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the factors that market participants would use in valuing the asset or liability. The guidance establishes three levels of inputs that may be used to measure fair value:

●	Level 1: Quoted market prices in active markets for identical assets or liabilities.

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SMCB Solutions Private Limited

NOTES TO FINANCIAL STATEMENTS

March 31, 2025 and 2024

(Amounts rounded to the nearest thousands, except share amounts)

●	Level 2: Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or model-derived valuations. All significant inputs used in the Company’s valuations are observable or can be derived principally from or corroborated with observable market data for substantially the full term of the assets or liabilities. Level 2 inputs also include quoted prices that are adjusted for security-specific restrictions which are compared to output from internally-developed models such as a discounted cash flow model.

●	Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The carrying amounts of financial instruments carried at cost, including cash, accounts receivable, accounts payable and notes payable – related party approximate their fair value as recorded on the balance sheets.

The categorization of a financial instrument within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers. All revenue is generated from contracts with customers. The Company recognizes revenue when services are performed for the customer in an amount, referred to as the transaction price, that reflects the consideration to which the Company is expected to be entitled in exchange for those services. The Company determines revenue recognition utilizing the following five steps: (i) identification of the contract with a customer; (ii) identification of the performance obligations in the contract (promised services that are distinct); (iii) determination of the transaction price; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when, or as, the Company transfers control of the service for each performance obligation.

The Company’s performance obligations are established when a customer submits a purchase order notification and the Company accepts the order. The Company identifies performance obligations as the delivery of the requested service at the location specified in the customer’s contract and/or purchase order. Revenue from sales of services is recognized at the point in time when the Company transfers control to the customer, typically at the time when the services are performed in full, at which time there are no further performance obligations remaining.

The Company’s contracts with customers consist of one performance obligation, which is the performance of services. The Company’s contracts have no financing elements. Payment terms are generally less than 90 days and have no further contract asset or liability obligations once control of the service is transferred to the customer. Revenue is recorded in the amount of consideration the Company expects to receive for the sale of the service.

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SMCB Solutions Private Limited

NOTES TO FINANCIAL STATEMENTS

March 31, 2025 and 2024

(Amounts rounded to the nearest thousands, except share amounts)

All revenues earned from contracts are presented net of discounts, allowances, and applicable taxes.

The Company utilizes independent contractors and third-party carriers to perform transportation services. In accordance with ASC Topic 606, Revenue Recognition: Principal Agent Considerations, the Company evaluates the terms in the agreements with its customers and vendors to determine whether or not the Company acts as the principal or as an agent in the arrangement with each party respectively. The determination of whether to record the revenue on a gross or net basis depends upon whether the Company has control over the goods prior to transferring it. Based on the Company’s evaluation of the control model, it is determined that for majority of the arrangements, the Company is considered the principal where revenue is recognized on a gross basis. In certain arrangements, where the Company acts as an agent, such revenues are recognized net of the cost of the purchased transportation.

Cost of Revenue

Costs of revenue include all directly related costs to deliver services, which includes independent contractor and third-party drivers, insurance, truck maintenance costs, equipment rental and other directly related costs. Such costs are expensed as incurred.

Sales Taxes

Goods and Services Tax (“GST”) and other similar indirect taxes are levied by various jurisdictions on the purchase of goods and services. The Company accounts for such taxes on a net basis, meaning revenue and expenses are recorded exclusive of recoverable sales taxes. Sales taxes collected from customers are excluded from revenue, and taxes paid to suppliers are excluded from expenses where they are recoverable from tax authorities.

For non-recoverable sales taxes incurred:

● If related to the acquisition or construction of an asset, the non-recoverable amount is capitalized as part of the asset’s cost.

● If related to other expenditures, the non-recoverable amount is expensed as incurred.

Sales tax amounts payable to or recoverable from tax authorities are presented within prepaid expenses and other current assets and/or other current liabilities on the balance sheets.

Income Taxes

The Company follows the provisions of ASC 740, Accounting for Income Taxes (“ASC 740”). Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributed to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. If it is more likely than not that some portion of a deferred tax asset will not be realized, a valuation allowance is recognized.

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SMCB Solutions Private Limited

NOTES TO FINANCIAL STATEMENTS

March 31, 2025 and 2024

(Amounts rounded to the nearest thousands, except share amounts)

The Company recognizes a liability for uncertain tax positions. An uncertain tax position is defined as a position in a previously filed tax return or a position expected to be taken in a future tax return that is not based on clear and unambiguous tax law and that is reflected in measuring current or deferred income tax assets and liabilities for interim or annual periods. The Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The Company measures the tax benefits recognized based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate resolution.

As of March 31, 2025, and 2024, there were no uncertain tax positions that resulted in any adjustment to the Company’s provision for income taxes. The Company recognizes interest and penalties related to unrecognized tax benefits in its provision for income taxes. The Company currently has no liabilities recorded for accrued interest or penalties related to uncertain tax provisions.

Recent Accounting Pronouncements

In December 2023, the Financial Accounting Standards Board (“FASB”) issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. ASU 2023-09 is intended to enhance the usefulness of income tax disclosures by requiring entities to disclose specific rate reconciliations, amount of income taxes separate by federal, state and foreign tax jurisdictions, and the amount of income (loss) from continuing operations before income tax expense (benefit) disaggregated between federal, state and foreign. ASU 2023-09 is effective for the Company for its fiscal year beginning April 1, 2025, with early adoption permitted. The Company is currently evaluating the impact of adopting this standard on its financial statements and related disclosures.

In November 2024, the FASB issued ASU 2024-03, Income Statement – Reporting Comprehensive Income – Expense Disaggregation Disclosures (Subtopic 220-40). This ASU requires disclosure on an annual and interim basis, in the notes to the financial statements, of disaggregated information about specific categories underlying certain income statement expense line items. The guidance is effective for annual periods beginning after December 15, 2026, and interim periods with annual reporting periods beginning after December 15, 2027, on a retrospective basis. The Company is currently evaluating the impact of this ASU on its financial statements and related disclosures.

The Company reviewed all other significant newly-issued accounting pronouncements and concluded that they either are not applicable to the Company’s operations or that no material effect is expected on its financial statements as a result of future adoption.

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SMCB Solutions Private Limited

NOTES TO FINANCIAL STATEMENTS

March 31, 2025 and 2024

(Amounts rounded to the nearest thousands, except share amounts)

NOTE 4 – CONTRACT ASSETS AND LIABILITIES

Contract assets include unbilled amounts resulting from in-transit shipments, as the Company has an unconditional right to payment only when services have been completed (i.e., shipments have been delivered). Amounts do not exceed their net realizable value. Contract assets are generally classified as current, and the full balance is converted each quarter based on the short-term nature of the transactions.

Contract liabilities consist of advance payments as well as deferred revenue. Advance payments represent payments received from customers that will be earned over the contract term. Deferred revenue represents the amount due from customers related to in-transit shipments that has not yet been recognized as revenue based on progress. The Company classifies advance payments and billings in excess of revenue as either current or long-term, depending on the period over which the amount will be earned, and deferred revenue as current based on the short-term nature of the transactions.

As of March 31, 2025 and 2024, contract assets were $332,000 (including $36,000 to a related party) and $52,000 (none to a related party), respectively, and were recorded within “account receivables, net of allowance”, on the balance sheets.

As of March 31, 2025 and 2024, contract liabilities were $196,000 (including $170,000 to a related party) and $42,000 (all to a related party), respectively, and were recorded within “other current liabilities”, on the balance sheets.

NOTE 5 – PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consists of the following:

	As of March 31,
	2025	2024
Goods and services tax	$150,000	$118,000
Vendor advance	59,000	-
Security deposits	20,000	15,000
Fixed deposit – bank guarantee	11,000	-
Prepaid expenses	13,000	12,000
Other	-	12,000
	$253,000	$157,000

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SMCB Solutions Private Limited

NOTES TO FINANCIAL STATEMENTS

March 31, 2025 and 2024

(Amounts rounded to the nearest thousands, except share amounts)

NOTE 6 – PROPERTY AND EQUIPMENT, NET

A summary of the Company’s property and equipment, net is as follows:

	Useful	As of March 31,
	Life	2025	2024
Computer and office equipment	3-5 years	$39,000	$32,000
Less: accumulated depreciation		(30,000)	(21,000)
		$9,000	$11,000

The Company recorded depreciation expense of $9,000 and $8,000 in relation to the depreciation of property and equipment for the years ended March 31, 2025 and 2024 respectively.

NOTE 7 – ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consists of the following:

	As of March 31,
	2025	2024
Goods and services tax	$66,000	$38,000
Provision for freight expenses	285,000	80,000
Customer advance	26,000	-
Customer advance to related party	170,000	-
Deferred revenue	-	42,000
Salary payable	-	97,000
Other payable	33,000	35,000
	$580,000	$292,000

NOTE 8 – NOTE PAYABLE TO RELATED PARTIES

The Company is a party to a loan agreement with Algorhythm Holdings dated March 22, 2024. Under the loan agreement, Algorhythm Holdings agreed to loan up to $2,500,000 to the Company. The loans are anticipated to be made in tranches. Disbursements of any tranches are fully at the discretion of Algorhythm Holdings. Each tranche has a repayment period of five years. The loans can be repaid at any time prior to the five-year maturity date without penalty. Interest on the loans accrues at a rate of six percent per year and is payable quarterly.

The Company is also a party to an intercompany master services agreement (“MSA”) whereby the Company agrees to provide IT software development services to Algorhythm Holdings. In exchange, under the MSA, Algorhythm Holdings grants intellectual property rights to the Company to use the Company’s software platform in India. Compensation for services is invoiced and paid on a monthly or quarterly basis as agreed by both parties, with rates subject to periodic review and revision. Further, MSA requires a royalty rate of 0.5% of gross annal revenue recognized associated with the licensed technology. The agreement is for a term of two years ending on April 1, 2025 and automatically renews for additional 12-month periods unless prior notice is given by the terminating party. The agreement automatically renewed for an additional 12-month period on April 1, 2025.

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SMCB Solutions Private Limited

NOTES TO FINANCIAL STATEMENTS

March 31, 2025 and 2024

(Amounts rounded to the nearest thousands, except share amounts)

During the year ended March 31, 2025, Algorhythm Holdings made loans to the Company in the amount of $2,449,000 and the Company charged $809,000 to Algorhythm Holdings for services that were performed under the MSA, which charges offset amounts due under the loan with Algorhythm Holdings. As a result, as of March 31, 2025, a total of $1,640,000 of loans were outstanding under the loan agreement and a total of $860,000 remained available for future borrowings under the loan agreement. As of March 31, 2025, the Company had not made any interest payments due under the loan agreement. As a result, the loans were in default as of March 31, 2025.

Ajesh Kapoor serves as the Director of the Company and serves as the Chief Executive Officer, the Chief Technology Officer and a member of the Board of Managers of SemiCab Holdings. He also serves as a member of the Board of Directors of Algorhythm Holdings.

NOTE 9 – EMPLOYEE BENEFIT PLANS

Defined Benefit Plan

The Company maintains certain defined benefit plans covering eligible employees in accordance with local statutory requirements and business practices. The Gratuity Plan provides a lump-sum payment to vested employees at retirement, death, incapacitation, or termination of employment, of an amount based on the respective employee’s salary and the tenure of employment with the Company. The Leave Encashment Plan provides a lump-sum payment to employees when they leave the Company based on a multiple of their final monthly salary. Both the Gratuity and Leave Encashment Plans are unfunded with obligation amounts determined by actuarial valuations. These obligation amounts are recorded on the balance sheets within “Accrued compensation and related benefits” and “Long-term provision for employee benefits, net of the current portion”. All expenses associated with these plans are recorded within “Salary and benefits” on the statements of operations and comprehensive income / (loss).

Employer benefit obligations and related changes for the years as follows:

	As of March 31,
	2025	2024
Employee benefit obligations as of April 1	$80,000	$60,000
Employee benefits paid	-	-
Employer expenses	15,000	20,000
Employee benefit obligations as of March 31	$95,000	$80,000

Provident Fund Benefits

Certain categories of employees of the Company receive benefits from a Provident Fund, a defined contribution plan. Both the employee and employer each make monthly contributions to a government administered fund equal to 12% of the covered employee’s qualifying salary. The Company has no further obligations under the plan beyond its monthly contributions. The Company contributed $6,000 to the Provident Fund plan for each of the years ended March 31, 2025 and 2024, respectively.

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SMCB Solutions Private Limited

NOTES TO FINANCIAL STATEMENTS

March 31, 2025 and 2024

(Amounts rounded to the nearest thousands, except share amounts)

NOTE 10 – COMMITMENTS AND CONTINGENCIES

Lease Commitments

The Company entered into an operating lease agreement for its corporate headquarters located in Bangalore, India. The lease is for a term of less than 12 months. Base rent under the lease is approximately $4,000 per month. Lease expense for the Company’s operating lease is recognized on a straight-line basis over the lease term and was included in general and administrative expenses in the Company’s statement of operations. Lease expense was $51,000 and $48,000 for the years ended March 31, 2025, and 2024, respectively.

Contingencies

The Company is subject to claims, suits and other proceedings from time to time in the ordinary course of business that could result in fines, civil penalties, or other adverse consequences. In accordance with the provisions of ASC Topic 450, Contingencies, the Company records a liability when it believes that it is probable that a loss has been incurred and the amount can be reasonably estimated. If the Company determines that it is probable that a loss has been incurred and the loss or range of loss can be estimated, the Company accrues the estimated amount of the loss. The Company evaluates developments in its legal matters that could affect the amount of liability that has been previously accrued and makes adjustments as appropriate. Significant judgment is required to determine both the likelihood of there being and the estimated amount of a loss related to such matters.

NOTE 11 – INCOME TAXES

Income tax (benefit) expense is comprised of the following:

	Year Ended March 31,
	2025	2024
Current tax expense	$-	$-
Deferred tax (benefit) expense	-	13,000
Income tax (benefit) expense	$-	$13,000

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SMCB Solutions Private Limited

NOTES TO FINANCIAL STATEMENTS

March 31, 2025 and 2024

(Amounts rounded to the nearest thousands, except share amounts)

The components of deferred income taxes as follows:

	As of March 31,
	2025	2024
Accrued liabilities	$24,000	$21,000
Net operating losses	286,000	142,000
Total deferred tax assets	310,000	163,000
Less: valuation allowance	(310,000)	(163,000)
Total deferred tax assets, net	$-	$-

The Company’s operations are primarily based out of the Indian jurisdiction. There are unused tax losses amounting to $1,126,000 and $56,000 at March 31, 2025 and March 31, 2024, respectively. The tax benefit for these losses, if not utilized, will expire on various dates starting from financial year 2024 to 2031. Under the Indian jurisdiction, a period of 3 financial years remains open to assessment by tax authorities or a period of 10 financial years if the assessing officer has evidence that undeclared income exceeds a certain limit.

The Company has recorded a valuation allowance on the deferred tax asset resulting from such losses due to Company’s history of past losses and lack of conclusive evidence to support the view that sufficient taxable profit will be generated in the future by the Company to offset such losses.

NOTE 12 – SUBSEQUENT EVENTS

Acquisition of the Company

On May 2, 2025, Algorhythm Holdings and SemiCab Holdings entered into an equity purchase agreement with SemiCab, Inc. pursuant to which: (i) SemiCab Holdings purchased 9,999 shares of the issued and outstanding equity shares of the Company, representing 99.99% of the issued and outstanding equity shares of the Company, from SemiCab, Inc. for $1,750,000, the payment of which amount was evidenced by the issuance of a promissory note by Algorhythm Holdings to SemiCab, Inc., and (ii) Algorhythm Holdings purchased the 20% membership interest in SemiCab Holdings then held by SemiCab, Inc. for aggregate consideration consisting of 119,742 shares of Algorhythm Holdings’ common stock that were issued to SemiCab, Inc. The acquisition was completed on May 2, 2025.

Additional Loans Under Loan Agreement

During the period commenced April 1, 2025 and ended May 2, 2025, Algorhythm Holdings made loans to the Company in the amount of $632,000 and the Company charged $132,000 for services to Algorhythm Holdings that were performed under the MSA, which charges offset amounts due under the loan agreement with the Company. As of May 2, 2025, a total of $2,140,000 of loans were outstanding under the loan agreement and a total of $360,000 remained available for future borrowings under the loan agreement. As of May 2, 2025, the Company had not made any interest payments due under the loan agreement. As a result, the loans were in default as of May 2, 2025.

Amendment to the Loan Agreement

On May 26, 2025, the Company entered into an amendment to the loan agreement with Algorhythm Holdings pursuant to which the parties agreed to increase the maximum loan amount available to the Company under loan agreement from $2,500,000 to $5,000,000.

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